BDO DUNWOODY LLP               Royal Bank Plaza
                      CHARTERED ACCOUNTANTS          P.O. Box 32
                      AND CONSULTANTS                Toronto, Ontario Canada
                                                     M5J 2J8
                                                     Telephone:  (416) 865-0200
                                                     Telefax: (416) 865-0887





May 7, 2002



Securities and Exchange Commission
450 5th Street N.W.
Washington, D.C. 20549



Gentlemen:

We have read the response to Item 4 of Form 8-K for the event that occurred on April 15, 2002, which was filed on April 22, 2002 by our former client, Next Generation Technology Holdings, Inc. We agree with the statements made in response to that item insofar as they relate to our Firm.

Yours very truly,


(SIGNED) BDO DUNWOODY LLP


CHARTERED ACCOUNTANTS

Tammy Thompson, C.A.
Partner

:ag